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                                                                   Exhibit 10.18



        AMENDMENT TO LICENSE AGREEMENT AMONG LAMAZE INTERNATIONAL, INC.,
                  LAMAZE PUBLISHING COMPANY, AND IVILLAGE INC.



         This Amendment is entered into effective January 1, 2003 ( except as to Schedule E which is effective March 1, 2002) between Lamaze International ("LI"), Lamaze Publishing Company ("LPC") and iVillage Inc. ("iVillage).

         WHEREAS, LI, LPC and iVillage entered into a September 8, 2000 License Agreement (hereafter the "License Agreement"); and

         WHEREAS, the parties have determined that it is in their mutual interest to amend the License Agreement in accordance with the terms of this Amendment;

         NOW THEREFORE, in consideration of mutual premises and mutual agreements herein contained, the parties hereto agree to amend the License Agreement effective January 1, 2003 as follows:

         1. The Guarantee (as defined in the License Agreement) calculated under
Section 5(a) of the License Agreement shall be reduced by Sixty Thousand Dollars ($60,000.00) per year, beginning with Calendar Year 2003.

         2. Section 1(e) ("Licensed Field") is amended by adding the following language to the end thereof:

            "Notwithstanding the above, the term "Licensed Field" shall exclude the category of books in its entirety; provided, however, that:

            (i) the rights of LPC shall continue in full force and effect through December 31, 2004, under the April 18, 1999 Sublicense Agreement for Children's Books entered into between LPC, and Learning Curve Toys, as amended by the January 1, 2002 Amendment No. 1 to Sublicense Agreement for Children's Books entered into between LPC, Learning Curve Toys and LI (the "Learning Curve Sublicense"); and

            (ii) to the extent that LI continues any license arrangement with Learning Curve Toys for Children's Books through December 31, 2007 (a "Learning Curve Renewal"), LI will pay LPC the following amounts from those royalties which LI receives under such Learning Curve Renewal:

                 (a) In Calendar Year 2005, LI will pay LPC the same respective percentages of the Domestic Royalty (as defined in the Learning Curve Sublicense) and Foreign Royalty (as defined in the Learning Curve Sublicense) as LPC retained for Calendar Year 2004 pursuant to the Learning Curve Sublicense (i.e., for Calendar Year 2005, (a) 2/7ths of the greater of (A) the Domestic Royalty or (B) the Minimum Domestic Payment (as defined in the Learning Curve Sublicense) for Calendar Year 2005 and (b) (ii) 2/5ths of the greater of (A) the Foreign Royalty or (B) the Minimum Foreign Payment (as defined in the Learning Curve Sublicense) for Calendar Year 2005);

                 (b) In Calendar Year 2006, LI will pay LPC two-thirds of the respective percentages of the Domestic Royalty and Foreign Royalty as LPC retained for Calendar Year 2005 pursuant to the Learning Curve Renewal and this Amendment (i.e., for Calendar Year 2006, (a) 4/21sts of the greater of (A) the Domestic Royalty or (B) the Minimum Domestic Payment for Calendar Year 2006 and
(b) 4/15ths of the greater of (A) the Foreign Royalty or (B) the Minimum Foreign Payment for Calendar Year 2006); and

                 (c) In Calendar Year 2007, LI will pay LPC one-third of the respective percentages of the Domestic Royalty and Foreign Royalty as LPC retained for Calendar Year 2005 pursuant to the Learning Curve Renewal and this Amendment (i.e., for Calendar Year 2007, (a) 2/21sts of the greater of (A) the Domestic Royalty or (B) the Minimum Domestic Payment for Calendar Year 2007 and
(b) 2/15ths of the greater of (A) the Foreign Royalty or (B) the Minimum Foreign Payment for Calendar Year 2007).

         The payments for Calendar Years 2005 through 2007 will be made to LPC within 30 days of when LI receives payments under the Learning Curve Renewal.

         3. Section 11(b) which concerns the right of first refusal in the Infant and Maternity Field (as defined in the License Agreement), shall be deleted in its entirety upon the earlier of (i)

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December 31, 2004 or (ii) sixty (60) days after the date on which LI provides
iVillage with written notice that LI has developed a business plan and partnership (the "Plan") to take advantage of the Infant and Maternity Field, which notice shall include the material terms of the Plan, and iVillage has failed within such sixty-day period to indicate its acceptance of the Plan on the same or substantially the same terms proposed by LI or other terms reasonably acceptable to LI.

         4. Effective March 1, 2002 the Schedule E ( " Lamaze International Advertising Guidelines for Professional and Consumer Publications ) attached hereto shall be substituted for the original Schedule E to the License Agreement.


         5. Except as specifically changed, altered, amended or restructured by this Amendment, all terms and provisions of the License Agreement shall remain unchanged and unaffected and in full force and effect.

         6. This Amendment may be executed in counterparts which, when taken together, shall constitute one and the same instrument.



Lamaze International                        Lamaze Publishing Company
                                            (a Delaware Company)

By: /s/ Barbara Hotelling                   By: /s/ Steven A. Elkes
    -----------------------------------         --------------------------------

Title: President                            Title: President
       --------------------------------            -----------------------------

Date: 2/28/03                               Date:
      ---------------------------------          -------------------------------
iVillage Inc.
(A Delaware Corporation)

By: /s/ Steven A. Elkes
    --------------------------------------------

Title: Executive Vice President - Operations and Business Affairs
       ----------------------------------------------------------

Date:
      ------------------------------------------

                                   Schedule E
                            (Effective March 1, 2002)

                  Lamaze International Advertising Guidelines
                   for Professional and Consumer Publications


The mission of Lamaze International is to promote normal, natural, healthy and fulfilling childbirth experiences for women and their families through education, advocacy and reform. The Lamaze International philosophies of birth, breastfeeding and parenting are attached. No advertising can be included in professional or consumer publications that contradict or do not support that mission. No advertising may do anything to negatively affect the reputation of Lamaze International. Consistent with its philosophy on breastfeeding, Lamaze International abides by the World Health Organization Code of Marketing Breastmilk Substitutes. Lamaze International reserves the right to decline or prohibit any advertising which, in its sole discretion, is inappropriate or contrary to its policies. This reservation is all-inclusive as to persons, things, printed matter, website content, onserts and couponing, product samples, video and conduct.

Acceptance into our professional or consumer publications including the website can not be viewed as an endorsement of any product. Each publication/video/website must contain a disclaimer that a product's appearance in this media does not represent an endorsement by Lamaze International.

Pregnancy and early parenting is a vulnerable time for women and their families. Therefore, no advertising materials may exploit this by containing sensational, fear invoking copy and/or claims. All ad claims require appropriate legitimate substantiation.

All changes in ad guidelines must be approved by the Lamaze International Board of Directors. The Board of Directors reserves the right to review, revise and amend these guidelines annually. Any changes will be forwarded to LPC by June 1 to take effect the following January 1.

The following categories of products WILL NOT be accepted for advertising in any Lamaze media vehicle:

o  Bottles, nipples, pacifiers

o  Infant/Toddler Formula or foods which contain infant formula

o  Alcohol

o  Tobacco

o  Contraceptives, any form

o  Douches

o  Feminine Sprays

o  Professionally used medical equipment or materials


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o  Dietary supplements with the exception of vitamins & minerals recommended by ACNM, ACOG, AAP, ADA, National Food and Nutrition Board for pregnant and lactating women

o  Herbal remedies

The following categories of products WILL be accepted for advertising in any Lamaze media vehicle as specified:

Prescription, OTC Products and Vaccines

Perspcription and OTC products will be accepted with preference for single agent rather than multi-treatment products, and topical versus systemic products. Such products must be safe and appropriate for pregnant or lactating women, infants, or children. Products such as Pedialyte must show support of breastfeeding.

Vitamins and minerals recommended by ACNM, ACOG, AAP, ADA, or National Food and Nutrition Board for pregnant, breastfeeding women and infants must meet the following criteria:

o Pregnant and breastfeeding women: currently the ONLY vitamins and minerals recommended are multivitamin, calcium, iron, and folic acid. Ads will ONLY be accepted for these vitamins/minerals for pregnant and breastfeeding women.

o Infants: the only vitamins recommended for breastfeeding infants under six months are Vitamin D for infants whose mothers are Vitamin D deficient or those infants not exposed to adequate sunlight or iron for those who have low iron stores or anemia. All ads for Vitamin D must note this. Liquid multivitamins for infants will only be accepted if the ad clearly states that the vitamins are recommended for breastfeeding babies over 6 months of age or that the AAP states that vitamins are generally unnecessary for breastfeeding infants under 6 months.

Vaccines that are recommended by the AAP and CDC will be accepted.

Cord Blood

Publications/media that carry Cord Blood Storage ads must also include a Lamaze International approved statement regarding cord blood collection and storage in the editorial.

New Product Categories

All new product categories will be submitted to Lamaze International for preliminary review.

Web Specific Guidelines

o   Ad Guidelines apply to Lamaze.com web site upon initial publication.

o No OTC medication ads or medical procedure ads such as cord blood ads on the home page top banner.

o   Ads should not exceed 40% of the visible page on the screen.

o "Pop Up" windows, video ads, flash, shockwave or other moving media may be used for advertising purposes, subject to review and approval by LI.

Samples

Product samples and materials can only be sent as part of the onsert program.

                              Lamaze International:

                              Philosophy Statements



Philosophy of Birth



Integral to the work of Lamaze International is a fundamental philosophy of birth:



o  Birth is normal, natural, and healthy.
o  The experience of birth profoundly affects women and their families.
o  Women's inner wisdom guides them through birth.
o Women's confidence and ability to give birth is either enhanced or diminished by the care provider and place of birth.
o  Women have a right to give birth free from routine medical interventions.
o  Birth can safely take place in birth centers and homes.
o Childbirth education empowers women to make informed choices in health care, to assume responsibility for their health and to trust their inner wisdom.


Breastfeeding Philosophy



Lamaze International recognizes breastfeeding as the optimal method of infant feeding and believes that childbirth education should protect, promote and support breastfeeding. Therefore, in our effort to protect, promote and support breastfeeding, and consistent with our Position Paper on Infant Feeding Lamaze International abides by the World Health Organization International Code of Marketing Breastmilk Substitutes.



Parenting Philosophy



o Good parenting is vital to the physical, emotional and spiritual health of our children, ourselves and our society.
o Parenting is joyful, important, challenging and deeply satisfying work that is worthy of everyone's best efforts.
o Parenting begins before birth. The intimate connection between children and their parents must be respected and protected from the moment of birth throughout life.
o Mothers and fathers play unique, irreplaceable roles in their children's lives.
o Babies and children thrive in close, consistent interaction with their parents.
o Parenting is a learned art; our most important teachers are our own parents, our family, and our children.


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o  Parenting requires the support of family, friends and community.
o Knowledge and support enhance parents' confidence and ability to make informed decisions that meet the needs of their children and themselves.